Exhibit 99.2

LiveOne to Announce Third Quarter Fiscal 2022 Financial Results and Host Investor Webcast on February 10th

- Company will Host a Webcast on February 10, 2022 at 4:30 pm ET

LOS ANGELES, Feb. 8, 2022 -- LiveOne (Nasdaq: LVO), a creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships, subscriptions, and live and virtual events, plans to announce its operating and financial results for the third quarter ended December 31, 2021 after the close of the U.S. financial markets on Thursday, February, 10, 2022.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 4:30 p.m. ET / 1:30 p.m. PT on Thursday, February 10, 2022.

Conference Call and Webcast

WHEN: Thursday, February 10, 2022
TIME: 4:30 PM ET / 1:30 PM PT
DOMESTIC DIAL-IN: 253-215-8782
Meeting ID: 98298534717
Passcode: 973141

WEBCAST – To register for the live webcast, please go to: https://audience.mysequire.com/webinar-view?webinar_id=21859972-7f0f-422d-9e06-5b94df73bfd9

A replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is a creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships, subscriptions, and live and virtual events. As of January 2022, the Company has accrued a paid subscriber base of over 1.35** million, streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, 268 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and has created a valuable connection between fans, brands, and bands. The Company’s wholly-owned subsidiaries include LiveXLive, PPVOne, Slacker Radio, React Presents, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, and PodcastOne, which generates more than 2.48 billion downloads per year and 300+ episodes distributed per week across its stable of top-rated podcasts. LiveXLive is available on iOS, Android, Roku, Apple TV, Amazon Fire, and through OTT, STIRR, and XUMO. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, and Twitter.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 14, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on October 29, 2021, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of subscribers for the reported periods are certain subscribers which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these subscribers.